EXHIBIT 5


                                BAKER & DANIELS
                     300 NORTH MERIDIAN STREET, SUITE 2700
                         INDIANAPOLIS, INDIANA  46204
                                (317) 237-0300


September 10, 2001

Priority Healthcare Corporation
250 Technology Park, Suite 124
Lake Mary, Florida  32746

    Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

   We have acted as counsel to Priority Healthcare Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 1,567,106 additional shares of the Company's Class B Common Stock, $0.01 par value (the "Class B Shares"), pursuant to the Company's 1997 Stock Option and Incentive Plan, as amended to date (the "Plan").

   In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

   Based on the foregoing, we are of the opinion that the Class B Shares have been duly authorized and, when the Registration Statement shall have become effective and the Class B Shares have been issued in accordance with the Plan, the Class B Shares will be validly issued, fully paid and nonassessable.

   Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ BAKER & DANIELS